Exhibit 10.1
HUGHES SUPPLY, INC. 1997 EXECUTIVE STOCK PLAN
Amended and Restated Plan
(as amended through March 1, 2005)
SECTION 1. BACKGROUND AND PURPOSE
     The name of this Plan is the Hughes Supply, Inc. 1997 Executive Stock Plan (the “Plan”). The purpose of this Plan is to promote the interest of the Company and its Subsidiaries through grants to Key Employees and Non-Employee Directors of Options to purchase Stock, grants of stock appreciation rights and grants of Restricted Stock, including Performance-Based Restricted Stock, in order (1) to attract and retain Key Employees and Non-Employee Directors, (2) to provide an additional incentive to Key Employees and Non-Employee Directors to work to increase the value of Stock and (3) to establish or increase Key Employees’ and Non-Employee Directors’ stake in the future of the Company which corresponds to the stake of the Company’s shareholders.
SECTION 2. DEFINITIONS
     Each term set forth in this Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.
     2.1 Board — means the Board of Directors of the Company.
     2.2 Cause — means any of the following:
     (a) willful or gross neglect by the Key Employee of his duties;
     (b) conviction of the Key Employee of any felony, or of any lesser crime or offense materially and adversely affecting the property, reputation or goodwill of the Company or its successors;
     (c) any material breach by the Key Employee of the terms of an employment agreement between the Key Employee and the Company;
     (d) willful misconduct by the Key Employee in connection with the performance of his duties;
     (e) theft or misappropriation of business assets of the Company or of any existing or prospective customer of the Company;
     (f) poor or inadequate work performance, which has not been cured within thirty (30) days following written notice;

     (g) excessive tardiness;
     (h) violation of any securities laws as determined by the Company;
or
     (i) any other conduct detrimental to the business of the Company, including, without limitation, the failure by the Key Employee to comply with the policies and procedures of the Company which may be in effect from time to time.
     2.3 Change in Control — means the first to occur of the following events:
     (a) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, possesses more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company; provided, however, that if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total Fair Market Value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons will not be considered a Change in Control. Notwithstanding the foregoing, an increase in the percentage of stock of the Company owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock of the Company for purposes of this subsection (a);
     (b) during any period of twelve (12) consecutive months, individuals who at the beginning of such period constituted the Board (together with any new or replacement directors whose election by the Board, or whose nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office; or
     (c) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by the person or persons) assets from the Company, outside of the ordinary course of business, that have a gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For purposes of this subsection (c), “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. Notwithstanding anything to the contrary in this Plan, the following shall not be treated as a Change in Control under this subsection (c):

     (i) a transfer of assets from the Company to a shareholder of the Company (determined immediately before the asset transfer);
     (ii) a transfer of assets from the Company to an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company;
     (iii) a transfer of assets from the Company to a person, or more than one person acting as a group, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company; or
     (iv) a transfer of assets from the Company to an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a person described in (iii) above.
     2.4 Change in Control Price — means, as determined by the Board,
     (a) the highest Fair Market Value of a share of Stock within the 60-day period immediately preceding the date of determination of the Change in Control Price by the Board (the “60-Day Period”), or
     (b) the highest price paid or offered per share of Stock, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control, at any time within the 60-Day Period, or
     (c) some lower price as the Board, in its discretion, determines to be a reasonable estimate of the Fair Market Value of a share of Stock.
     2.5 Chief Executive Officer — means the Chief Executive Officer of the Company.
     2.6 Code — means the Internal Revenue Code of 1986, as amended.
     2.7 Committee — means the Compensation Committee of the Board to which the responsibility to administer this Plan is delegated by the Board and which shall consist of at least two members of the Board all of whom are “outside directors” within the meaning of Code Section 162(m).
     2.8 Company — means Hughes Supply, Inc., a Florida company, and any successor to such corporation.
     2.9 Disability — has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any affiliate of the Company for the Grantee. If no long-term disability plan or policy was ever maintained on behalf of the Grantee or, if the determination of Disability relates to an ISO, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability shall be made by the Board and shall be supported by advice of a physician competent in the area to which such Disability relates.
     2.10 Exchange Act — means the Securities Exchange Act of 1934, as amended.
     2.11 Fair Market Value — refers to the determination of value of a share of Stock. If the Stock is actively traded on any national securities exchange or any Nasdaq quotation or market system, Fair Market Value shall mean the closing price at which sales of Stock shall have been sold on the most recent trading date immediately prior to the date of determination, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded. If the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the arithmetic mean of the bid and asked prices for the shares of Stock on the most recent trading date within a reasonable period prior to the determination date as reported by such exchange or system. If there are no bid and asked prices within a reasonable period or if the shares of Stock are not traded on any exchange or system as of the determination date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Grantee; provided that, for purposes of granting awards other than ISOs, Fair Market Value of a share of Stock may be determined by the Committee by reference to the average market value determined over a period certain or as of specified dates, to a tender offer price for the shares of Stock (if settlement of an award is triggered by such an event) or to any other reasonable measure of fair market value and provided further that, for purposes of granting ISOs, Fair Market Value of a share of Stock shall be determined in accordance with the valuation principles described in the regulations promulgated under Code Section 422.
     2.12 Family Member — means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, brother-in-law, or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent of the voting interests.
     2.13 Grantee — means a Key Employee or Non-Employee Director who receives a grant of an Option, a SAR or Restricted Stock.

     2.14 ISO — means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option is intended to satisfy the requirements for an incentive stock option under Section 422 of the Code.
     2.15 Key Employee — means any employee of the Company or any Subsidiary, or any Outside Consultant, who, in the judgment of the Committee acting in its absolute discretion is a key to the success of the Company or such Subsidiary.
     2.16 Non-Employee Director — means a member of the Board who, on the date of determination, is not an employee of the Company.
     2.17 NQO — means an option granted under this Plan to purchase Stock which is evidenced by an Option Agreement which provides that the option shall not be treated as an incentive stock option under Section 422 of the Code.
     2.18 Option — means an ISO or a NQO.
     2.19 Option Agreement — means the written agreement or instrument which sets forth the terms of an Option granted to a Grantee under Section 7 of this Plan.
     2.20 Option Price — means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.
     2.21 Outside Consultant — means an independent contractor that regularly performs services for, provides goods to, or purchases goods or services from, the Company or any Subsidiary.
     2.22 Parent Corporation — means any corporation which is a parent of the Company within the meaning of Section 424(e) of the Code.
     2.23 Performance-Based Restricted Stock — means Stock granted to a Grantee under Section 8.2 of this Plan.
     2.24 Plan — means this Hughes Supply, Inc. 1997 Executive Stock Plan, as amended from time to time.
     2.25 Restricted Stock — means Stock granted to a Grantee under Section 8 of this Plan, including Performance-Based Restricted Stock.
     2.26 Restricted Stock Agreement — means the written agreement or instrument which sets forth the terms of a Restricted Stock grant to a Grantee under Section 8 of this Plan.

     2.27 Retirement — means a Key Employee’s termination of employment, other than a termination for Cause, after the attainment of age fifty-five (55) if the sum of the Key Employee’s age and number of years of full-time employment by the Company equals or exceeds seventy (70); provided, however, that the Committee shall have the authority, but not the obligation, to treat a Key Employee’s termination of employment, other than a termination for Cause, as a Retirement notwithstanding the fact that the Key Employee has not attained age fifty-five (55), or the sum of the Key Employee’s age and number of years of full-time employment by the Company does not equal or exceed seventy (70), if the Committee, acting in its absolute discretion determines that such action is appropriate under the circumstances.
     2.28 Rule 16b-3 — means the exemption under Rule 16b-3 to Section 16(b) of the Exchange Act or any successor to such rule.
     2.29 SAR — means a right which is granted pursuant to the terms of Section 7 of this Plan to the appreciation in the Fair Market Value of a share of Stock in excess of the SAR Share Value for such a share.
     2.30 SAR Agreement — means the written agreement or instrument which sets forth the terms of a SAR granted to a Grantee under Section 7 of this Plan.
     2.31 SAR Share Value — means the figure which is set forth in each SAR Agreement and which is no less than the Fair Market Value of a share of Stock on the date the related SAR is granted.
     2.32 Stock — means the One Dollar ($1.00) par value common stock of the Company.
     2.33 Subsidiary — means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of the Company except a corporation which has subsidiary corporation status under Section 424(e) of the Code exclusively as a result of the Company or its subsidiary holding stock in such corporation as a fiduciary with respect to any trust, estate, conservatorship, guardianship or agency.
     2.34 Ten Percent Shareholder — means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or a Parent Corporation.
     2.35 Vesting Date — means:
     (a) with respect to an Option, the date on which the Option grant would become fully vested in accordance with the terms set forth in the Option

Agreement pursuant to Section 7.7(a) without regard to termination of the Grantee’s employment prior to such date; or
     (b) with respect to Restricted Stock, the date on which the Restricted Stock would become fully vested as a result of satisfaction of the forfeiture conditions set forth in the Restricted Stock Agreement pursuant to Section 8.2(d) or Section 8.3(c) without regard to termination of the Grantee’s employment prior to such date.
SECTION 3. SHARES RESERVED UNDER PLAN
     There shall be 6,500,000 shares of Stock reserved for use under this Plan. All such shares of Stock shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company. Furthermore, any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option and any Restricted Shares which are forfeited thereafter shall again become available for use under this Plan, but any shares of Stock used to satisfy a withholding obligation under Section 14.3 shall not again become available for use under this Plan. The exercise of a SAR or a surrender right in an Option with respect to any shares of Stock shall be treated for purposes of this Section 3 the same as the exercise of an Option for the same number of shares of Stock.
SECTION 4. EFFECTIVE DATE
     This Plan was originally effective on April 2, 1997, and was amended and restated effective April 9, 2003. The Plan shall be amended and restated effective March 1, 2005.
SECTION 5. COMMITTEE
     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 11, Section 12 and Section 13) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Non-Employee Director and on each other person directly or indirectly affected by such action. The Committee shall use its best efforts to grant Options, SARs and Restricted Stock under this Plan to a Grantee which will qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, except where the Committee deems that the Company’s interests when viewed broadly will be better served by a grant which is free of the conditions required to so qualify any such grant for purposes of Section 162(m) of the Code.
SECTION 6. ELIGIBILITY
     Only Key Employees and Non-Employee Directors shall be eligible for the grant of Options, SARs or Restricted Stock under this Plan.
SECTION 7. OPTIONS AND SARs
     7.1 Options. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and Non-Employee Directors under this Plan from time to time to purchase shares of Stock; provided, however, the Committee shall not grant an ISO to an Outside Consultant or a Non-Employee Director. Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall set forth whether the Option is an ISO or a NQO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan.
     7.2 $100,000 Limit. The aggregate Fair Market Value of ISOs granted to a Key Employee under this Plan and incentive stock options granted to such Key Employee under any other stock option plan adopted by the Company, a Subsidiary or a Parent Corporation which first become exercisable in any calendar year shall not exceed $100,000; provided, however, that if the limitation is exceeded, the ISOs which cause the limitation to be exceeded will be treated as NQOs. Such Fair Market Value figure shall be determined by the Committee on the date the ISO or other incentive stock option is granted, and the Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code.
     7.3 Share Limitation. A Key Employee or Non-Employee Director may be granted in any calendar year one or more Options, or one or more SARs, or one or more Options and SARs in any combination which, individually or in the aggregate, relate to no more than 100,000 shares of Stock.
     7.4 Option Price. Subject to adjustment in accordance with Section 11, the Option Price for each share of Stock subject to an Option must be set forth in the applicable Option Agreement. In no event shall the Option Price for each share of Stock subject to an ISO be less than the Fair Market Value of a share of Stock on the date the Option ISO is granted. With respect to each grant of an ISO to a Key Employee who is a Ten Percent Shareholder, the Option Price must not be less than 110% of the Fair Market Value of a share of Stock as of the date the Option is granted. With respect to each grant of a NQO, the Committee is authorized to establish any Option Price, in its sole discretion. The Option Price may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of or exchanged for a grant of a new Option having an Option Price below that of the Option which was surrendered or exchanged.
     7.5 Payment. The Option Price shall be payable in full upon the exercise of any Option, and an Option Agreement at the discretion of the Committee can provide for the payment of the Option Price:
     (a) in cash or by a check acceptable to the Company or its designee,
     (b) through the delivery or attestation to the ownership of Stock which has been held by the Grantee for a period acceptable to the Company and which Stock or attestation is otherwise acceptable to the Company or its designee,
     (c) through a broker facilitated exercise procedure acceptable to the Company, or
     (d) in any combination of the three methods described in this Section 7.5 which is acceptable to the Company or its designee.
Any payment made in or by attestation to the ownership of Stock shall be treated as equal to the Fair Market Value of such Stock on the date the indicia of ownership of such Stock or the attestation is delivered to the Company or its designee in a form acceptable to the Company or its designee.
     7.6 Exercise Period. Any ISO granted to a Key Employee who is not a Ten Percent Shareholder is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any ISO granted to a Key Employee who is a Ten Percent Shareholder is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any NQO must be specified in the applicable Option Agreement. The date an Option is granted is the date on which the Committee has approved the terms and conditions of the Option and has determined the recipient of the Option and the number of Shares of Stock covered by the Option.
     7.7 Conditions to Exercise of an Option.
     (a) Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts as the Committee shall specify in the Option Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of the Option, may accelerate the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a Change in Control and may permit the Grantee or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provisions in the Option Agreement to the contrary.
     (b) In the event of termination of employment of a Key Employee due to Retirement prior to the Vesting Date of the Option held by such Key Employee:
     (1) on the Vesting Date, such Option will become partially vested, with the vested percentage of such Option determined by the ratio that the period from the date such Option is granted to the date of Retirement bears to the period from the date such Option is granted to the Vesting Date;
     (2) on the date of Retirement, the portion of such Option that will not become vested in accordance with Section 7.7(b)(1) will immediately expire and terminate; and
     (3) the portion of such Option that becomes vested in accordance with Section 7.7(b)(1) will expire, terminate and become unexercisable one (1) year after the Vesting Date.
     7.8 Termination of an ISO. Except as otherwise provided above in Section 7.7(b), with respect to an ISO, in the event of termination of employment of a Key Employee, the Option or portion thereof held by the Key Employee which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of termination of employment; provided, however, that in the case of a holder whose termination of employment is due to death or Disability, one (1) year shall be substituted for such three (3) month period. For purposes of this Section 7.8, termination of employment by the Key Employee will not be deemed to have occurred if the Key Employee is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the ISO of the Key Employee in a transaction to which Code Section 424(a) is applicable.
     7.9 Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in Section 7, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with Code Section 424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those conditions in the previously issued option being replaced thereby.

     7.10 Nontransferability. Except to the extent the Committee deems permissible under Section 422(b) of the Code and consistent with the best interests of the Company, neither an Option granted under this Plan, and any related surrender rights, nor a SAR granted under this Plan shall be transferable by a Grantee other than by will or by the laws of descent and distribution, and such Option and any such surrender rights and any such SAR shall be exercisable during a Grantee’s lifetime only by the Grantee. To the extent authorized by the Committee in its sole discretion, an Option granted under this Plan, and any related surrender rights, or a SAR granted under this Plan may be transferred or assigned to one or more Family Members of the Grantee, provided any such transfer or assignment is made without consideration to the Grantee. The Family Member or Family Members to whom an Option or a SAR is transferred thereafter shall be treated as the Grantee under this Plan.
     7.11 SARs and Surrender Rights.
     (a) SARs. The Committee acting in its absolute discretion may grant a Key Employee or Non-Employee Director a SAR which will give the Grantee the right to the appreciation in one, or more than one, share of Stock, and any such appreciation shall be measured from the related SAR Share Value. The Committee shall have the right to make any such grant subject to such additional terms as the Committee deems appropriate, and such terms shall be set forth in the related SAR Agreement.
     (b) Option Surrender Rights. The Committee acting in its absolute discretion also may incorporate a provision in an Option Agreement to give a Grantee the right to surrender his or her Option in whole or in part in lieu of the exercise (in whole or in part) of that Option to purchase Stock on any date that
     (1) the Fair Market Value of the Stock subject to such Option exceeds the Option Price for such Stock, and
     (2) the Option to purchase such Stock is otherwise exercisable.
     (c) Procedure. The exercise of a SAR or a surrender right in an Option shall be effected by the delivery of the related SAR Agreement or Option Agreement to the Committee (or to its delegate) together with a statement signed by the Grantee which specifies the number of shares of Stock as to which the Grantee, as appropriate, exercises his or her SAR or exercises his or her right to surrender his or her Option and (at the Grantee’s option) how he or she desires payment to be made with respect to such shares.

     (d) Payment. A Grantee who exercises his or her SAR or right to surrender his or her Option shall (to the extent consistent with the exemption under Rule 16b-3) receive a payment in cash or in Stock, or in a combination of cash and Stock, equal in amount on the date such exercise is effected to: (i) the number of shares of Stock with respect to which, as applicable, the SAR or the surrender right is exercised times (ii) the excess of the Fair Market Value of a share of Stock on such date over, as applicable, the SAR Share Value for a share of Stock subject to the SAR or the Option Price for a share of stock subject to an Option. Unless otherwise specified by the Committee acting in its absolute discretion, the Company shall determine the form and timing of such payment, and the Company shall have the right (1) to take into account whatever factors the Company deems appropriate under the circumstances, including any written request made by the Grantee and delivered to the Company and (2) to forfeit a Grantee’s right to payment of cash in lieu of a fractional share of stock if the Company deems such forfeiture necessary in order for the surrender of his or her Option under this Section 7.11 to come within the exemption under Rule 16b-3. Any cash payment under this Section 7.11 shall be made from the Company’s general assets, and a Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payment.
     (e) Restrictions. Each SAR Agreement and each Option Agreement which incorporates a provision to allow a Grantee to surrender his or her Option shall incorporate such additional restrictions on the exercise of such SAR or surrender right as the Committee deems necessary to satisfy the conditions to the exemption under Rule 16b-3.
SECTION 8. RESTRICTED STOCK
     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees and Non-Employee Directors under this Plan from time to time. However, no more than 3,250,000 shares of Stock shall be granted as Restricted Stock from the shares otherwise available for grants under this Plan. Each Restricted Stock grant shall be evidenced by a Restricted Stock Agreement, and each Restricted Stock Agreement shall set forth the conditions, if any, which will need to be timely satisfied before the grant will be effective and the conditions, if any, under which the Grantee’s interest in the related Stock will be forfeited. The Committee may make grants of Performance-Based Restricted Stock and grants of Restricted Stock which is not Performance-Based Restricted Stock.
     8.2 Performance-Based Restricted Stock.
     (a) Effective Date. A grant of Performance-Based Restricted Stock shall be effective as of the date the Committee certifies that the applicable conditions described in Section 8.2(c) have been timely satisfied.

     (b) Share Limitation. No more than 150,000 shares of Performance-Based Restricted Stock may be granted to a Key Employee or Non-Employee Director in any calendar year.
     (c) Grant Conditions. The Committee, acting in its absolute discretion, may select from time to time Key Employees and Non-Employee Directors to receive grants of Performance-Based Restricted Stock in such amounts as the Committee may, in its absolute discretion, determine, subject to any limitations provided in this Plan. The Committee shall make each grant subject to the attainment of certain performance targets. The Committee shall determine the performance targets which will be applied with respect to each grant of Performance-Based Restricted Stock at the time of grant, but in no event later than ninety (90) days after the commencement of the period of service to which the performance targets relate. The performance criteria applicable to Performance-Based Restricted Stock grants will be one or more of the following criteria: (i) Stock price; (ii) average annual growth in earnings per share; (iii) increase in shareholder value; (iv) earnings per share; (v) net income; (vi) return on assets; (vii) return on shareholders’ equity; (viii) increase in cash flow; (ix) operating profit or operating margins; (x) revenue growth of the Company; and (xi) operating expenses. The related Restricted Stock Agreement shall set forth the applicable performance criteria and the deadline for satisfying the performance criteria. Shares of Performance-Based Restricted Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Performance-Based Restricted Stock grant fails to become effective in whole or in part under Section 8.2, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3.
     (d) Forfeiture Conditions. The Committee may make each Performance-Based Restricted Stock grant (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Non-Employee Directors generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the shares of Stock related to a Performance-Based Restricted Stock grant shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Performance-Based Restricted Stock grant shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.2) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.
     (e) In the event of termination of employment of a Key Employee due to Retirement after satisfaction of the grant conditions established pursuant to Section 8.2(c) but prior to the Vesting Date of the Performance-Based Restricted Stock granted to such Key Employee:
     (1) on the Vesting Date, such Performance-Based Restricted Stock grant will become partially vested, with the vested percentage determined by the ratio that the period from the date such Performance-Based Restricted Stock is granted to the date of Retirement bears to the period from the date such Performance-Based Restricted Stock is granted to the Vesting Date; and
     (2) the portion of the Performance-Based Restricted Stock that may be mathematically determined, based on the date of Retirement, to be unable to vest on the Vesting Date, will be forfeited on the date of Retirement; and
     (3) the portion of such Performance-Based Restricted Stock that does not become vested in accordance with Section 8.2(e)(1) will be forfeited.
     8.3 Restricted Stock Other Than Performance-Based Restricted Stock
     (a) Effective Date. A Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall be effective (a) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (b) as of the date the Company determines that such conditions have been timely satisfied.
     (b) Grant Conditions. The Committee acting in its absolute discretion may make the grant of Restricted Stock which is not Performance-Based Restricted Stock to a Grantee subject to the satisfaction of one, or more than one, objective employment, performance or other grant condition which the Committee deems appropriate under the circumstances for Key Employees or Non-Employee Directors generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such grant condition. If a Restricted Stock grant which is not a grant of Performance-Based Restricted Stock will become effective only upon the satisfaction of one, or more than one, condition, the related shares of Stock shall be unavailable under Section 3 for the period which begins on the date as of which such grant is made and, if a Restricted Stock grant which is not a grant of Performance-Based

Restricted Stock fails to become effective in whole or in part under Section 8.3, such period shall end on the date of such failure (i) for the related shares of Stock subject to such grant (if the entire grant fails to become effective) or (ii) for the related shares of Stock subject to that part of the grant which fails to become effective (if only part of the grant fails to become effective). If such period ends for any such shares of Stock, such shares shall be treated under Section 3 as forfeited at the end of such period and shall again become available under Section 3.
     (c) Forfeiture Conditions. The Committee may make each grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock (if, when and to the extent that the grant becomes effective) subject to one, or more than one, objective employment, performance or other forfeiture condition which the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Non-Employee Directors generally or for a Grantee in particular, and the related Restricted Stock Agreement shall set forth each such condition and the deadline for satisfying each such forfeiture condition. A Grantee’s nonforfeitable interest in the shares of Stock related to a grant of Restricted Stock which is not a grant of Performance-Based Restricted Stock shall depend on the extent to which each such condition is timely satisfied. Each share of Stock related to a Restricted Stock grant which is not a grant of Performance-Based Restricted Stock shall again become available under Section 3 after such grant becomes effective if such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure. A Stock certificate shall be issued (subject to the conditions, if any, described in this Section 8.3) to, or for the benefit of, the Grantee with respect to the number of shares for which a grant has become effective as soon as practicable after the date the grant becomes effective.
     (d) In the event of termination of employment of a Key Employee due to Retirement after satisfaction of the grant conditions established pursuant to Section 8.3(b) but prior to the Vesting Date of the Restricted Stock which is not a grant of Performance-Based Restricted Stock:
     (1) on the Vesting Date, such Restricted Stock grant will become partially vested, with the vested percentage determined by the ratio that the period from the date such Restricted Stock is granted to the date of Retirement bears to the period from the date such Restricted Stock is granted to the Vesting Date; and
     (2) the portion of the Restricted Stock that may be mathematically determined, based on the date of Retirement, to be unable to vest on the Vesting Date, will be forfeited on the date of Retirement; and
     (3) the portion of such Restricted Stock that does not become vested in accordance with Section 8.3(d)(1) will be forfeited.

     8.4 Dividends and Voting Rights.
     (a) Each Restricted Stock Agreement shall state whether the Grantee shall have a right to receive any cash dividends which are paid with respect to his or her Restricted Stock after the date his or her Restricted Stock grant has become effective and before the first day that the Grantee’s interest in such stock is forfeited completely or becomes completely nonforfeitable. If a Restricted Stock Agreement provides that a Grantee has no right to receive a cash dividend when paid, such agreement shall set forth the conditions, if any, under which the Grantee will be eligible to receive one, or more than one, payment in the future to compensate the Grantee for the fact that he or she had no right to receive any cash dividends on his or her Restricted Stock when such dividends were paid. If a Restricted Stock Agreement calls for any such payments to be made, the Company shall make such payments from the Company’s general assets, and the Grantee shall be no more than a general and unsecured creditor of the Company with respect to such payments.
     (b) If a Stock dividend is declared on such a share of Stock after the grant is effective but before the Grantee’s interest in such Stock has been forfeited or has become nonforfeitable, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Grantee’s interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable.
     (c) If a dividend is paid other than in cash or Stock, the disposition of such dividend shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend.
     (d) A Grantee shall have the right to vote the Stock related to his or her Restricted Stock grant after the grant is effective with respect to such Stock but before his or her interest in such Stock has been forfeited or has become nonforfeitable.
     8.5 Satisfaction of Forfeiture Conditions. A share of Stock shall cease to be Restricted Stock at such time as a Grantee’s interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be reissued as soon as practicable thereafter without any further restrictions related to Section 8.2 or Section 8.3 and shall be transferred to the Grantee.
     8.6 Transferability. To the extent authorized by the Committee in its sole discretion, Restricted Stock granted under this Plan may be transferred or assigned to one or more Family Members of the Grantee, provided any such transfer or assignment is made without consideration to the Grantee. The Family Member or Family Members to whom Restricted Stock is transferred thereafter shall be treated as the Grantee under this Plan.
     8.7 Deferral of Receipt of Shares. The Company may permit a Grantee to defer receipt of the delivery of shares that would otherwise be due by virtue of the grant of or the lapse or waiver of restrictions with respect to Restricted Stock in accordance with such deferred compensation plans, agreements, rules and procedures established by the Company for such deferral.
SECTION 9. SECURITIES REGISTRATION AND ESCROW OF SHARES
     9.1 Securities Registration. Each Option Agreement, SAR Agreement and Restricted Stock Agreement shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option (or any related surrender right) or a SAR or the satisfaction of the forfeiture conditions under a Restricted Stock Agreement, the Grantee shall, if so requested by the Company, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. As for Stock issued pursuant to this Plan, the Company at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Grantee under the Securities Act of 1933, as amended, or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Grantee; however, the Company shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Grantee.
     9.2 Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan shall be issued in the Grantee’s name, but, if the applicable Option Agreement, SAR Agreement or Restricted Stock Agreement (the “Agreement”) so provides, the shares of Stock will be held by a custodian designated by the Company (the “Custodian”). Each applicable Agreement providing for the transfer of shares of Stock to the Custodian shall appoint the Custodian as attorney-in-fact for the Grantee for the term specified in the applicable Agreement, with full power and authority in the Grantee’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Grantee, if the Grantee forfeits the shares of Stock under the terms of the applicable Agreement. During the period that the Custodian holds the shares subject to this Section, the Grantee will be entitled to all rights, except as provided in the applicable Agreement, applicable to shares of Stock not so held. Subject to Section 8.4 of this Plan, any dividends declared on shares of Stock held by the Custodian will, as provided in the applicable Agreement, be paid directly to the Grantee or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Agreement and will then be delivered, together with any proceeds, with the shares of Stock to the Grantee or to the Company, as applicable.
SECTION 10. LIFE OF PLAN
     No Option or SAR or Restricted Stock shall be granted under this Plan after March 7, 2015, after which this Plan otherwise thereafter shall continue in effect until all outstanding Options (and any related surrender rights) and SAR have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions on the related Stock have been satisfied in full.
SECTION 11. ADJUSTMENT
     The number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares of Stock subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR all shall be adjusted by the Board in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Board shall have the right to adjust (in a manner which satisfies the requirements of Section 424(a) of the Code) the number of shares of Stock reserved under Section 3 of this Plan, the number of shares of Stock related to Restricted Stock grants under this Plan and any related grant conditions and forfeiture conditions, the number of shares subject to Options granted under this Plan and the Option Price of such Options and the SAR Grant Value and the number of shares of Stock related to any SAR in the event of any corporate transaction described in Section 424(a) of the Code which provides for the substitution or assumption of such Options, SARs or Restricted Stock grants. If any adjustment under this Section 11 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or related to any SARs or Restricted Stock grants under this Plan shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 11 by the Board shall be conclusive and binding on all affected persons.
SECTION 12. CHANGE IN CONTROL
     If there is a Change in Control and the Board determines that no adequate provision has been made as part of such Change in Control for either the assumption of the Options, SARs and Restricted Stock grants outstanding under this Plan or for the granting of comparable, substitute stock options, stock appreciation rights and restricted stock grants,
     (1) each outstanding Option and SAR at the direction and discretion of the Board
     (a) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for the number of whole shares of Stock (and cash in lieu of a fractional share), if any, which each Grantee would have received if on the date set by the Board he or she had exercised his or her SAR in full or if he or she had exercised a right to surrender his or her outstanding Option in full under Section 7.11 of this Plan, or
     (b) may (subject to such conditions, if any, as the Board deems appropriate under the circumstances) be cancelled unilaterally by the Company in exchange for a cash payment equal to the Change in Control Price (reduced by the exercise price applicable to such Options or SARs), or
     (c) may be cancelled unilaterally by the Company if the Option Price or SAR Share Value equals or exceeds the Fair Market Value of a share of Stock on such date, and
     (2) the grant conditions, if any, and forfeiture conditions on all outstanding Restricted Stock grants may be deemed completely satisfied on the date set by the Board.
SECTION 13. AMENDMENT OR TERMINATION
     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, that any such amendment may be conditioned on shareholder approval if the Committee determines such approval is necessary and desirable for compliance with Section 422 of the Code or Rule 16b-3 under the Exchange Act or with any other applicable law, rule or regulation, including requirements of any exchange or quotation system on which the Stock is listed or quoted. The Board also may suspend the granting of Options, SARs and Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Company shall not have the right to modify, amend or cancel any Option, SAR or Restricted Stock granted before such suspension or termination unless (1) the Grantee consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in Section 11 or Section 12 of this Plan.

SECTION 14. MISCELLANEOUS
     14.1 Shareholder Rights. No Grantee shall have any rights as a shareholder of the Company as a result of the grant of an Option or a SAR under this Plan or his or her exercise of such Option or SAR pending the actual delivery of the Stock subject to such Option to such Grantee. Subject to Section 8, a Grantee’s rights as a shareholder in the shares of Stock related to a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Agreement.
     14.2 No Contract of Employment or Service. The grant of an Option, SAR or Restricted Stock to a Grantee under this Plan shall not constitute a contract of employment or service and shall not confer on a Grantee any rights upon termination of his or her employment or service with the Company in addition to those rights, if any, expressly set forth in the Option Agreement which evidences his or her Option, the SAR Agreement which evidences his or her SAR or the Restricted Stock Agreement related to his or her Restricted Stock.
     14.3 Withholding. The Company shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. A Grantee may satisfy this withholding obligation by paying the full amount of the withholding obligation in cash or check acceptable to the Company or its designee. If the Employee fails to make such payment of the withholding taxes within the time specified by the Company or its designee, the number of shares of Stock that the Grantee is to receive shall be reduced by the smallest number of whole shares of common stock of the Company which, when multiplied by the fair market value of the common stock on the date on which the amount of tax required to be withheld is determined, is sufficient to satisfy the amount of the federal, state and local withholding tax obligations imposed on the Company by reason of the exercise or payment of a grant under this Plan.
     14.4 Construction. This Plan shall be construed under the laws of the State of Florida, to the extent not preempted by federal law, without reference to the principles of conflict of laws.
     14.5 Compliance with Code. All ISOs to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all ISOs granted hereunder shall be construed in such manner as to effectuate that intent.

     14.6 Non-alienation of Benefits. Other than as specifically provided herein, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit shall, prior to receipt by the Grantee, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Grantee.
     14.7 Listing and Legal Compliance. The Committee may suspend the exercise or payment of any incentive granted under this Plan so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

HUGHES SUPPLY, INC.
By:	/s/ Jay Romans
Jay Romans Senior Vice President of Human Resources

ATTEST:

By:	/s/ John Z. Pare’
John Z. Pare’ Secretary

[CORPORATE SEAL]